Consent of Berg & Company LLP


We have issued our report dated December 18, 2000, accompanying the financial statements of AccuImage Diagnostics Corp. appearing in Form 10-KSB for the years ended September 30, 2000 and 1999.

We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statements of AccuImage Diagnostics Corp. on Form 10-SB/A (File No. 000-26555), filed September 1, 2000.


/s/   Berg & Company, LLP
-------------------------
Berg & Company, LLP
San Francisco, California
December 27, 2000